               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

               FRONTIER INSURANCE GROUP, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

                           195 LAKE LOUISE MARIE ROAD
                         ROCK HILL, NEW YORK 12775-8000
                                 (914) 796-2100


                                                            May 5, 1998


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the 'Annual Meeting') of Frontier Insurance Group, Inc. (the 'Company') to be held at the Company's corporate headquarters, 195 Lake Louise Marie Road, Rock Hill, New York 12775-8000 (located on Lake Louise Marie Road, which runs parallel to New York State Route 17, between Exits 109 and 110 of Route 17), on Thursday, May 28, 1998, at 10:00 a.m., local time.

     At the Annual Meeting, you will be asked to consider and vote upon the proposals to (i) elect a Board of seven directors, (ii) adopt an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company's Common Stock from 50,000,000 shares to 150,000,000 shares, and (iii) ratify by separate vote the grant of a stock option to each of Messrs. Walter A. Rhulen, Harry W. Rhulen and Peter H. Foley.

     The accompanying Proxy Statement, which you are urged to read carefully, provides important information with respect to the foregoing proposals. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-prepaid envelope. If you attend the Annual Meeting, you may vote in person even though you have previously returned the proxy.

                                          On behalf of the Board of Directors,

                                          Harry W. Rhulen
                                          Harry W. Rhulen
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                                     [Logo]

                           195 LAKE LOUISE MARIE ROAD
                         ROCK HILL, NEW YORK 12775-8000
                                 (914) 796-2100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1998

To the Stockholders of
   FRONTIER INSURANCE GROUP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the 'Annual Meeting') of Frontier Insurance Group, Inc. (the 'Company') will be held at the Company's corporate headquarters, 195 Lake Louise Marie Road, Rock Hill, New York 12775-8000 (located on Lake Louise Marie Road, which runs parallel to New York State Route 17, between Exits 109 and 110 of Route 17), on Thursday, May 28, 1998, at 10:00 a.m., local time, to consider and act upon the following proposals:

          1. To elect a Board of seven (7) directors.

          2. To adopt an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company's Common Stock from 50,000,000 shares to 150,000,000 shares.

          3. To ratify the grant of a stock option, expiring December 31, 2001, to Walter A. Rhulen, the then Chairman of the Board, President and Chief Executive Officer of the Company, since deceased, to purchase 250,000 shares of the Company's Common Stock at $40.00 per share.

          4. To ratify the grant of a stock option, expiring December 31, 2004, to Harry W. Rhulen, the Chairman of the Board, President and Chief Executive Officer of the Company, to purchase a total of 900,000 shares of the Company's Common Stock, consisting of 100,000 shares at $33.00 per share, 300,000 shares at $44.00 per share, and 500,000 shares at $55.00 per share.

          5. To ratify the grant of a stock option, expiring December 31, 2004, to Peter H. Foley, an Executive Vice President of the Company, to purchase a total of 450,000 shares of the Company's Common Stock, consisting of 50,000 shares at $33.00 per share, 150,000 shares at $44.00 per share, and 250,000 shares at $55.00 per share.

          6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only holders of record of the Company's Common Stock at the close of business on March 31, 1998, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Joseph P. Loughlin
                                          Joseph P. Loughlin
                                          Secretary


Rock Hill, New York
May 5, 1998


                  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE
           MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
      RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                     [Logo]

                           195 LAKE LOUISE MARIE ROAD
                         ROCK HILL, NEW YORK 12775-8000
                                 (914) 796-2100

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1998

                                  INTRODUCTION

GENERAL


     This Proxy Statement is being furnished to holders of the Common Stock, par value $.01 per share ('Common Stock'), of Frontier Insurance Group, Inc., a Delaware corporation (the 'Company'), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 28, 1998 at the Company's corporate headquarters, 195 Lake Louise Marie Road, Rock Hill, New York 12775-8000 (located on Lake Louise Marie Road, which runs parallel to New York State Route 17, between Exits 109 and 110 of Route 17), at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the 'Annual Meeting'). The cost of this solicitation will be borne by the Company. This Proxy Statement and enclosed proxy card are being mailed to the Company's stockholders on or about May 5, 1998.


MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, the stockholders will be asked to consider and vote upon the following proposals:

          1. To elect a Board of seven (7) directors.

          2. To adopt an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock from 50,000,000 shares to 150,000,000 shares.

          3. To ratify the grant of a stock option, expiring December 31, 2001, to Walter A. Rhulen, the then Chairman of the Board, President and Chief Executive Officer of the Company, since deceased, to purchase 250,000 shares of Common Stock at $40.00 per share.

          4. To ratify the grant of a stock option, expiring December 31, 2004, to Harry W. Rhulen, the Chairman of the Board, President and Chief Executive Officer of the Company, to purchase a total of 900,000 shares of Common Stock, consisting of 100,000 shares at $33.00 per share, 300,000 shares at $44.00 per share, and 500,000 shares at $55.00 per share.

          5. To ratify the grant of a stock option, expiring December 31, 2004, to Peter H. Foley, an Executive Vice President of the Company, to purchase a total of 450,000 shares of Common Stock, consisting of 50,000 shares at $33.00 per share, 150,000 shares at $44.00 per share, and 250,000 shares at $55.00 per share.

all as more fully described in this Proxy Statement.

VOTING AT THE ANNUAL MEETING

     Only holders of record of Common Stock at the close of business on March 31, 1998 (the 'Record Date') are entitled to notice of and to vote at the Annual Meeting, each such holder of record being entitled to one vote per share on each matter to be considered at the Annual Meeting. On the Record Date, there were 34,025,631 shares of Common Stock issued and outstanding.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (17,012,816 shares of the 34,025,631 shares outstanding) is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes, if any, will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. A plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the Board of seven (7) directors. The affirmative vote by the holders of a majority of the outstanding shares of Common Stock (17,012,816 shares of the 34,025,631 shares outstanding) is required to adopt the amendment to the Company's Restated Certificate of Incorporation. The separate affirmative votes by the holders of a majority of the shares of Common Stock present in person or represented by proxy is required to ratify the grant of stock options to each of Messrs. Walter A. Rhulen, Harry W. Rhulen and Peter H. Foley.

     If the enclosed proxy card is properly executed and returned to the Company prior to the vote at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Shares represented by proxies which are marked 'WITHHOLD AUTHORITY' to vote for (i) all seven (7) nominees or (ii) any individual nominee(s) for election as directors and are not otherwise marked 'FOR' the other nominees, will not be counted in determining whether a plurality vote has been received for the election of directors. Similarly, shares represented by proxies which are marked 'ABSTAIN' on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. IN THE ABSENCE OF INSTRUCTIONS, THE SHARES WILL BE VOTED FOR ALL THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING. At any time prior to its exercise, a proxy may be revoked by the holder of Common Stock granting the proxy by delivering written notice of revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Annual Meeting and voting in person.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock on the Record Date by (i) each person known by the Company to own beneficially five percent or more of such shares, (ii) each director and nominee for election as a director, (iii) each person named in the Summary Compensation Table under 'Executive Compensation' of this Proxy Statement, and (iv) all directors and executive officers as a group, together with their respective percentage ownership of the outstanding shares:

                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                  CURRENTLY         ACQUIRABLE          PERCENT OF
                       NAME AND ADDRESS                             OWNED        WITHIN 60 DAYS(1)      OUTSTANDING
---------------------------------------------------------------   ---------      -----------------      -----------
Estate of Walter A. Rhulen(2)..................................   2,145,890           --                    6.3
Peter L. Rhulen(2).............................................   1,791,500(3)        --                    5.3
Lawrence E. O'Brien............................................      56,784             2,752              *
Douglas C. Moat................................................       8,526             2,752              *
Alan Gerry.....................................................      30,000             5,000              *
Harry W. Rhulen................................................     137,104(4)        214,376(5)            1.0
Suzanne Rhulen Loughlin........................................     185,486(6)        220,496(7)            1.2
Paul B. Guenther...............................................       5,000           --
Thomas J. Dietz................................................     135,138           148,500              *
Peter H. Foley.................................................       1,997             6,576              *
Mark H. Mishler................................................      --                 6,380              *
Denver Investment Advisors, LLC ...............................   1,984,958(8)        --                    5.8
  125-17th Street, 26th Floor,
  Denver, CO 80202
Wellington Management Company .................................   2,994,141(9)        --                    8.8
  75 State Street
  Boston, MA 02109
All directors and executive officers
  as a group (9 persons).......................................   2,351,535           606,832               8.5

------------

* Less than 1%.

(1) Reflects number of shares of Common Stock acquirable upon exercise of options.

(2) Address is 195 Lake Louise Marie Road, Rock Hill, NY 12775-8000.

(3) Does not include 490,782 shares, 26,432 shares and 22,810 shares of Common Stock owned, respectively, by three children of Mr. Peter L. Rhulen, Mr. Rhulen's spouse and The Eileen and Peter Rhulen Foundation, Inc. for which Mr. Rhulen acts as President. Mr. Rhulen disclaims beneficial ownership of such shares.

(4) Includes 9,130 shares owned by minor children of Mr. Harry W. Rhulen for whom he acts as custodian under the Uniform Gifts to Minors Act. Does not include 14,220 shares of Common Stock owned by Mr. Rhulen's wife, as to which Mr. Rhulen disclaims beneficial ownership.

(5) Includes 206,250 shares purchasable at $22.725 per share upon exercise of options granted to Mr. Walter A. Rhulen, his father, and gifted to him by his father.

(6) Does not include 18,514 shares and 45,000 shares of Common Stock owned, respectively, by Ms. Loughlin's spouse and children, as to which Ms. Loughlin disclaims beneficial ownership.

(7) Includes 206,250 shares purchasable at $22.725 per share upon exercise of options granted to Mr. Walter A. Rhulen, her father, and gifted to her by her father. Does not include 10,946 shares purchasable by Ms. Loughlin's spouse, as to which Ms. Loughlin disclaims beneficial ownership.

(8) Information is from Schedule 13G, dated February 11, 1998, filed by Denver Investment Advisors, LLC, which reflects shared dispositive power respect to 1,984,958 shares.

(9) Information is from Schedule 13G, dated January 24, 1997, filed by Wellington Management Company, which reflects shared dispositive power with respect to 2,994,141 shares.

     On the Record Date, the outstanding Common Stock was held by approximately 1,415 stockholders of record.

                             ELECTION OF DIRECTORS

     At the Meeting, the entire Board of seven (7) directors is to be elected to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless otherwise specifically directed by stockholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Annual Meeting will be voted at the Annual Meeting FOR the election of the seven (7) nominees named below, all of whom, with the exception of Mr. Paul B. Guenther, currently are directors of the Company. In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors.

     Each nominee's name, age, office with the Company, the year first elected a director and certain biographical information are set forth below:

                                                     YEAR FIRST
                                                      ELECTED
                   NAME                       AGE    A DIRECTOR                 POSITION
-------------------------------------------   ---    ----------    -----------------------------------
Harry W. Rhulen............................   34        1997       President, Chief Executive Officer
                                                                     and Chairman of the Board
Suzanne Rhulen Loughlin....................   36        1998       Executive Vice President and a
                                                                     Director
Peter L. Rhulen(1).........................   59        1986       Director
Lawrence E. O'Brien(1)(2)..................   57        1990       Director
Douglas C. Moat(1)(2)......................   66        1991       Director
Alan Gerry(2)..............................   69        1996       Director
Paul B. Guenther...........................   57       --          --

------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Harry W. Rhulen, a director of the Company since October 1997, was elected President and Chief Executive Officer in January 1998 and Chairman of the Board in February 1998 following the illness and subsequent death of his father, Walter A. Rhulen, the former Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Harry Rhulen has been an employee of the Company since June 1989, was elected a Vice President in June 1990, Executive Vice President in October 1996 and Chief Operating Officer in May 1997.

     Suzanne Rhulen Loughlin was elected Executive Vice President and Chief Administrative Officer and a director of the Company in February 1998. Ms. Loughlin has been an employee of the Company since January 1991 and has acted as Managing Attorney of the Company's law firm since l992.

     Peter L. Rhulen has been a director of the Company since commencement of its operations in July 1986. Mr. Rhulen was formerly Vice Chairman of Markel/Rhulen, a position he held from October 1989 to September 1992. Mr. Rhulen is also Vice Chairman of the Board of Metro Partners, Inc.

     Lawrence E. O'Brien has been a director of the Company since June 1990 and a member of the Audit Committee since that date. Mr. O'Brien, a CPCU, is the President of O'Brien Management Company, Inc., an insurance consulting firm, a position he has held since January 1988, and was a co-founder and a director of Underwriter Management Associates, a managing general insurance agency with which he had been associated since its inception in 1983 until its sale in September 1990. From 1976 to 1987, Mr. O'Brien was Executive Vice President of Associated Risk Managers, a New York statewide affiliation of independent insurance agents marketing specialized insurance programs.

     Douglas C. Moat has been a director of the Company since August 1991, a member of the Audit Committee since that date and since January 1998 has been a consultant to the Company under a two-year consulting agreement. Mr. Moat, a JD, CLU, and FLMI, is Chairman of the Manhattan Group, Inc., an insurance and financial services firm, and has over 40 years' experience in insurance and financial services sales and management, including 13 years as a private consultant. During his career, he has held positions as Executive Vice President, The Home Group; Director -- Financial Services Corporate Staff, ITT Corp.; Vice President, USLIFE Corp., and President of USLIFE's mutual fund subsidiary; Vice President, The Glens Falls Group and the National Life Assurance Company of Canada. Mr. Moat is a member of the New York Bar Association, serves on several insurance and banking committees, and writes and speaks extensively on insurance topics, often acting as an expert witness.

     Alan Gerry was elected a director of the Company in March 1996. Mr. Gerry was the founder, Chairman of the Board and Chief Executive Officer of Cablevision Industries Corporation, the eighth largest multiple cable system operator in the United States until its merger with Time Warner Entertainment in January 1996, and now acts as a private investor. Mr. Gerry was a founding member of the Board of the Cable Alliance for Education and is a past President of the New York State Cable Television Association.

     Paul B. Guenther has been Chairman of the Board of Directors of the Philharmonic-Symphony Society of New York since September 1996, having served as a director since 1994. Mr. Guenther had been an employee of PaineWebber Incorporated from 1966 until his retirement in 1995, having been elected its Chief Administrative Officer in 1984, its President in 1988, and President of PaineWebber Group, Inc., its parent company in 1994. Mr. Guenther is Vice Chairman of the Board of Trustees of Fordham University, a member of the Board of Overseers of Columbia University Business School and a member of the Board of Directors of Lincoln Center for the Performing Arts. Mr. Guenther is also a director of Consolidated Freightways, a publicly-owned trucking company.

     Mr. Harry W. Rhulen and Ms. Suzanne Rhulen Loughlin are siblings and Mr. Peter L. Rhulen is their uncle.

MEETINGS AND COMMITTEES

     There were six meetings of the Board of Directors during 1997. Messrs. Walter A. Rhulen, Douglas C. Moat, Alan Gerry and Lawrence E. O'Brien attended all such meetings, Mr. Peter L. Rhulen attended five meetings, and Mr. Harry W. Rhulen attended all meetings following his election as a director. There was also one occasion on which the Board took action by unanimous written consent.

     The Audit Committee, composed of three independent directors, Messrs. Lawrence E. O'Brien (Chairman), Douglas C. Moat and Peter L. Rhulen, meets with the Company's independent auditors to review the scope of their annual audit, the adequacy of the Company's system of internal controls, and the sufficiency of its financial reporting. The Audit Committee held three meetings during 1997.

     The Compensation Committee, composed of three independent directors, Messrs. O'Brien, Moat and Gerry, establishes a general compensation program for all officers. See 'Report of Compensation Committee.' The Compensation Committee held three meeting during 1997.

     The Company does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

     The Company pays each director who is not an employee an annual retainer of $24,000 plus reimbursement of expenses, plus $2,000 to each director who is a member of the Audit Committee. Mr. Douglas C. Moat, a director, has entered into a consulting agreement with the Company. See 'Executive
Compensation -- Employment and Consulting Agreements.'

REPORTS UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Mr. Alan Gerry filed his Form 4s on March 9, 1998 for the months of May 1997, September 1997 and November 1997, which Forms were due on June 10, 1997, September 10, 1997 and December 10, 1997, respectively.

REQUIRED VOTE

     A plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the Board of seven (7) directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS SEVEN (7) NOMINEES FOR DIRECTORS.

                          ADOPTION OF AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION

BACKGROUND

     The Company presently is authorized to issue 50,000,000 shares of Common Stock. On the Record Date, there were 34,025,631 shares issued and outstanding and 8,822,300 shares reserved for issuance upon exercise of options under outstanding stock option plans and conversion of outstanding convertible securities.

     The Board of Directors has approved, subject to adoption by the Company's stockholders, an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized numbers of shares of Common Stock from 50,000,000 shares to 150,000,000 shares (the 'Amendment'). A copy of the form of Amendment is attached hereto as Exhibit A.

     The Amendment provides for 100,000,000 additional authorized shares of Common Stock which will be available for future stock dividends, acquisitions (no stock acquisition is currently pending) and other general corporate purposes.

REQUIRED VOTE

     Adoption of the Amendment requires the affirmative vote by the holders of a majority of the outstanding shares of Common Stock (17,012,816 shares of the 34,025,631 shares outstanding).

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT.

                      RATIFICATION OF STOCK OPTION GRANTS

     Pursuant to the respective employment agreement with Messrs. Walter A. Rhulen, Harry W. Rhulen and Peter H. Foley (each, an 'Optionee'), the Board of Directors granted the Optionee an option to purchase shares of Common Stock, as more particularly described below, subject to approval by the Company's stockholders. STOCKHOLDER APPROVAL IS REQUIRED TO COMPLY WITH THE RULES OF THE NEW YORK STOCK EXCHANGE, INC., AND TO COMPLY WITH SECTION 162 (m) OF THE INTERNAL REVENUE CODE AND THEREBY ASSURE THE DEDUCTIBILITY BY THE COMPANY, FOR FEDERAL INCOME TAX PURPOSES, OF THE DIFFERENTIAL BETWEEN THE EXERCISE PRICE AND THE FAIR MARKET VALUE, ON THE DATE OF EXERCISE, OF THE SHARES OF COMMON STOCK PURCHASED UPON SUCH EXERCISE.

     Each option is exercisable at any time prior to its expiration by the Optionee, provided the Optionee is then in the employ of the Company or, in the event the Optionee dies while in the Company's employ, by the Optionee's personal representatives, heirs or legatees within one year following the date of death, but in no event later than the expiration date of the option; Mr. Walter A. Rhulen's option is exercisable by his personal representatives, heirs or legatees at any time prior to December 31, 2001, the expiration date of the option. An option may not be transferred except by will or the laws of descent or distribution.

     Each option contains customary anti-dilution provisions which provide that in the event of a merger, consolidation, stock dividend, split-up, combination, reclassification, exchange or similar event, the number of shares covered by the option and the exercise price are to be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

     An option is exercisable by payment of the full purchase price for the shares of Common Stock being purchased, plus any amount required for any associated withholding taxes, in cash, by check or by delivery of shares of Common Stock, including shares issuable upon exercise of the option, having a fair market value equal to the payment required, or a combination of cash and shares as the Optionee may elect. Upon exercise of an option, in lieu of delivery of the certificates for the shares of Common Stock being purchased, at its option, the Company may elect to deliver, funds in an amount equal to the difference between (x) the fair market value of the shares underlying the option on the day preceding the closing of such exercise and (y) the exercise price plus any amount required for any associated withholding taxes.

     Under current tax law, no taxable income will be recognized by the Optionee upon the grant or stockholder approval of his option, and no deduction will be allowed to the Company upon either such event. In general, upon exercise of the option, the Optionee will recognize an amount of ordinary income (and the Company will be entitled to a corresponding tax deduction) equal to the difference between (x) the fair market value of the shares underlying the option on the date of exercise, and (y) the exercise price.

     Walter A. Rhulen's Option. On December 15, 1997, pursuant to an amended and restated employment agreement with Mr. Walter A. Rhulen, whose prior employment agreement was expiring December 31, 1997, the Board of Directors granted Mr. Rhulen an option to purchase 250,000 shares of Common Stock at $40.00 per share, exercisable at any time prior to December 31, 2001, subject to stockholder ratification. On the date of the grant, Mr. Rhulen, since deceased, was the Chairman of the Board, President and Chief Executive Officer of the Company; on such date, the Common Stock closed at $21.25 per share on the New York Stock Exchange.

     Harry W. Rhulen's Option. On January 28, 1998, pursuant to an employment agreement approved by the Board of Directors on such date providing for Mr. Harry A. Rhulen's election to and employment as the President and Chief Executive Officer of the Company, the Board granted Mr. Rhulen a stock option to purchase a total of 900,000 shares of Common Stock, consisting of 100,000 shares at $33.00 per share, 300,000 shares at $44.00 per share, and 500,000 shares at $55.00 per share, exercisable at any time prior to December 31, 2004, subject to stockholder ratification. See 'Report of Compensation Committee' and 'Executive Compensation -- Employment and Consulting Agreements.' On January 28, 1998, the Common Stock closed at $23.50 per share on the New York Stock Exchange.

     Peter H. Foley's Option. On January 28, 1998, pursuant to an employment agreement approved by the Board of Directors on such date, the Board granted Mr. Peter H. Foley a stock option to purchase a total of 450,000 shares of Common Stock consisting of 50,000 shares at $33.00 per share, 150,000 shares at $44.00 per share, and 250,000 shares at $55.00 per share, exercisable at any time prior to December 31, 2004, subject to stockholder ratification. See 'Report of Compensation Committee' and 'Executive Compensation -- Employment and Consulting Agreements.' On January 28, 1998, the Common Stock closed at $23.50 per share on the New York Stock Exchange.

REQUIRED VOTE

     Approval of each stock option grant requires the separate affirmative vote by the holders of a majority of the shares of Common Stock present in person or represented by proxy.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE GRANT OF THE STOCK OPTION TO WALTER A. RHULEN, FOR APPROVAL OF THE GRANT OF THE STOCK OPTION TO HARRY W. RHULEN AND FOR APPROVAL OF THE GRANT OF THE STOCK OPTION TO PETER H. FOLEY.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the advice of the Audit Committee, currently is interviewing prospective independent auditors to audit the Company's financial statements for the year ending December 31, 1998 and it is anticipated that the process will not be completed prior to July 1998. Ernst & Young LLP has acted as the Company's independent auditors since the Company's initial public offering in l986 and the Audit Committee decided it would be appropriate to interview other auditors at this time. It is anticipated that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer questions within such firm's field of expertise.

                                 OTHER BUSINESS

     Management does not know of any matter to be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

                        REPORT OF COMPENSATION COMMITTEE

     In 1993, in order to more closely link executive compensation to the Company's performance, the Board of Directors, following the recommendation of the Compensation Committee, adopted an Executive Bonus Plan (the 'Plan') for executive officers of the Company and its subsidiaries. The Plan, as revised, provides for an annual bonus to the participating executive officers to the extent the Company's earnings per share before extraordinary items ('EPS') for the year exceeded the Company's highest EPS during the five preceding years by at least 10%. In such event, the participating executive officers are entitled to a bonus equal to 5% of their respective base salary, plus a percentage of base salary equal to the percentage by which the Company's EPS for the year exceeded 10% of the target year's EPS. In addition to the Plan, each executive officer is eligible to receive an individual bonus based on individual performance. As the 1996 EPS was not exceeded in 1997, no bonuses were payable for 1997 under the Plan; however, individual performance bonuses aggregating $895,000 were awarded to certain of the 18 executive officers eligible for 1997 bonuses under the Plan.

     In the fall of 1997, the Compensation Committee recommended that the employment agreement of Mr. Walter A. Rhulen, its Chairman of the Board, President and Chief Executive Officer, which was due to expire December 31, 1998, be amended to extend the term to December 31, 2000, increase the base salary to $600,000 and to grant Mr. Walter A. Rhulen an option, subject to stockholder ratification, to purchase 250,000 shares of Common Stock at $40.00 per share; the agreement as so amended was restated and signed on December 15, 1997.

     On January 28, 1998, following a diagnosis of the severity of Mr. Walter A. Rhulen's leukemia, to evidence its confidence in senior management and assure continuity, the Board of Directors elected Mr. Harry W. Rhulen, the then Chief Operating Officer of the Company, as President and Chief Executive Officer, and approved employment agreements and stock options for Mr. Harry W. Rhulen and for Mr. Peter H. Foley, an Executive Vice President of the Company, and a consulting agreement and stock option for Mr. Douglas C. Moat, a director of the Company. See 'Employment and Consulting Agreements.'

                                          THE COMPENSATION COMMITTEE
                                          Douglas C. Moat
                                          Lawrence E. O'Brien
                                          Alan Gerry

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid and accrued by the Company to its Chief Executive Officer and each of its other four most highly compensated executive officers for the years ended December 31, 1997, 1996 and 1995.

                                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                  ANNUAL COMPENSATION          COMPENSATION
                                              ----------------------------        AWARDS           ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR     SALARY($)   BONUS$       OPTIONS(#)     COMPENSATION($)(1)
-------------------------------------------   ----     -------     -------     ------------    ------------------
Walter A. Rhulen ..........................   1997     519,000     200,000            --             59,800
  President and Chairman                      1996     500,000     415,000            --             30,000
                                              1995     500,000     296,900            --             23,400

Harry W. Rhulen ...........................   1997     188,000       --           14,000(2)          17,500
  Executive Vice President                    1996     125,000      65,000        --                 14,000
                                              1995     105,000      23,900         5,500(5)          10,000

Thomas J. Dietz ...........................   1997     286,000      50,000            --             25,900
  Vice President                              1996     250,000      75,000        --                 20,000
                                              1995     215,000      35,400        --                 16,300

Peter H. Foley ............................   1997     239,000     125,000        --                 22,400
  Vice President                              1996     191,000     157,800        40,000(3)          17,000
                                              1995      77,900      45,300        22,000(4)           3,600

Mark H. Mishler ...........................   1997     143,000      30,000        10,000(2)          16,300
  Vice President, Treasurer                   1996     106,000      60,000        --                 11,300
  and Chief Financial Officer                 1995      87,000       8,900         5,500(5)           6,700

------------

(1) Represents the allocable amount accrued for contribution by the Company to its profit sharing plan and the allocable amount of the Company's contribution to its 401K plan. The allocable amount accrued for contribution to the Company's profit sharing plan for Messrs. W. Rhulen, H. Rhulen, Dietz, Foley and Mishler was $36,624, $9,523, $13,962, $13,507, and $8,081,
    respectively, and the allocable amount contributed to the Company's 401K Plan for Messrs. W. Rhulen, H. Rhulen, Dietz, Foley and Mishler was $23,136, $8,000, $11,900, $8,900, $8,000 and $8,222, respectively.

(2) Exercisable cumulatively at the rate of 25% of the underlying shares per year, commencing May 22, 1998.

(3) Exercisable cumulatively at the rate of approximately 5% of the underlying shares per year, commencing June 30, 1997.

(4) Exercisable cumulatively at the rate of 25% of the underlying shares per year, commencing June 5, 1996.

(5) Exercisable cumulatively at the rate of 25% of the underlying shares per year, commencing March 3, 1996.

     The following table sets forth certain information concerning options granted during 1997 to the individuals named in the Summary Compensation Table:

                                               OPTION GRANTS IN 1997

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE OF ASSUMED
                                          NUMBER OF                                               ANNUAL RATES OF
                                          SECURITIES   % OF TOTAL                                   STOCK PRICE
                                          UNDERLYING    OPTIONS                                   APPRECIATION FOR
                                           OPTIONS     GRANTED TO    EXERCISE                       OPTION TERM
                                           GRANTED        ALL          PRICE      EXPIRATION    --------------------
                 NAME                        (#)       EMPLOYEES     ($/SHARE)       DATE        5%($)       10%($)
---------------------------------------   ---------    ----------    ---------    ----------    --------    --------
Walter A. Rhulen.......................      --          --             --            --           --          --
Harry W. Rhulen........................     14,000         3.1         26.688      5/22/2002    $103,180    $228,060
Thomas J. Dietz........................      --          --             --            --           --          --
Peter H. Foley.........................      --          --             --            --           --          --
Mark H. Mishler........................     10,000         2.2         26.688      5/22/2002    $ 73,700    $162,900

     The following table presents the value of unexercised options held at December 31, 1997 by the individuals named in the Summary Compensation Table:

                                         OPTIONS VALUE TABLE
                                                                                          VALUE OF
                                                                                        UNEXERCISED
                                                                                        IN-THE-MONEY
                                                    NUMBER OF UNEXERCISED                OPTIONS AT
                                                     OPTIONS AT YEAR-END               YEAR-END ($)*
                                                    (#) EXERCISABLE (E)/              EXERCISABLE(E)/
                      NAME                            UNEXERCISABLE(U)                UNEXERCISABLE(U)
-------------------------------------------------   ---------------------             ----------------

Walter A Rhulen..................................         --                               --
Harry W. Rhulen..................................          214,626(E)                      124,811(E)
                                                            16,750(U)                       36,969(U)
Thomas J. Dietz..................................          148,500(E)                       21,933(E)
Peter H. Foley...................................            6,576(E)                       61,655(E)
                                                            49,024(E)                      276,468(U)
Mark H. Mishler..................................            6,380(E)                       74,880(E)
                                                            12,750(U)                       36,969(U)

------------

* Values are calculated by subtracting the exercise price from the fair market value of the Common Stock at year-end.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Harry W. Rhulen. Mr. Harry W. Rhulen is employed as the Company's President and Chief Executive Officer under an agreement with the Company effective January 1, 1998 and expiring December 31, 2000, which provides for an annual base compensation of $450,000, a bonus of $150,000 for past services, plus an annual bonus through participation in the Company's executive bonus pool and, subject to stockholder approval, a seven-year option to purchase 900,000 shares of Common Stock. See 'Report of Compensation Committee' and 'Ratification of Stock Option Grants.'

     Peter H. Foley. Mr. Peter H. Foley is employed as the Company's Executive Vice President under an agreement with the Company effective January 1, 1998 and expiring December 31, 2000, which provides for an annual base compensation of $300,000, plus an annual bonus through participation in the Company's executive bonus pool and, subject to stockholder approval, a seven-year option to purchase 450,000 shares of Common Stock. See 'Report of Compensation Committee' and 'Ratification of Stock Option Grants.'

     Douglas C. Moat. Mr. Douglas C. Moat has been retained as a consultant pursuant to an agreement with the Company effective January 1,1998, which provides for an annual consulting fee of $250,000, plus an annual bonus to be determined by the Board of Directors, and a three-year option to purchase 10,000 shares of Common Stock at $22.875, the closing price of the Common Stock on the New York Stock Exchange on December 31,1997. See 'Report of Compensation Committee.'

                            STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return to the Company's (FTR) shareholders during the five-year period ended December 31, 1997, as well as an overall stock market index (S&P 500 Index) and FTR's peer group index (SIC Code Index 6331 -- Fire, Marine, and Casualty Insurance, and 6351 -- Surety Insurance combined):

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG FRONTIER INSURANCE GROUP, INC.,
                       S&P 500 INDEX AND PEER GROUP INDEX

                                   [GRAPH]

                                                                     FISCAL YEAR ENDING
                                                   ------------------------------------------------------
                    COMPANY                        1992     1993      1994      1995      1996      1997
------------------------------------------------   ----    ------    ------    ------    ------    ------

Frontier Insurance Group........................   100     114.67     85.44    127.23    169.73    205.11
Peer Group......................................   100     106.73    107.31    154.47    182.06    262.53
Broad Market....................................   100     110.08    111.54    153.45    188.69    251.64

                     ASSUMES $100 INVESTED ON JAN. 1, 1992
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1997

                         STOCKHOLDER PROPOSALS FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

     Any stockholder proposal to be considered for inclusion in the Company's proxy soliciting material for the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office by December 31, 1998.


Dated: May 5, 1998

                                                                       EXHIBIT A

                             CERTIFICATE OF AMENDMENT
                                        OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                        OF
                          FRONTIER INSURANCE GROUP, INC.

                      Pursuant to Section 242 of the General
                     Corporation Law of the State of Delaware

               Frontier Insurance Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

               1. The name of the Corporation is Frontier Insurance Group, Inc. and the name under which the Corporation originally was incorporated is Frontier Financial Corp.

               2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 22, 1986.

               3. The Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article FOURTH" and substituting in lieu thereof a new "Article FOURTH" changing the authorized capital stock of the Corporation to read as follows:

                      "FOURTH: (a) The total number of shares of stock which the
               Corporation shall have authority to issue is one hundred fifty-one million (151,000,000) shares, of which one hundred fifty million (150,000,000) shares are to be shares of Common Stock, $.01 par value per share, and one million (1,000,000) shares are to be shares of Preferred Stock, $.01 par value per share.

                             (b) The Board of Directors of the Corporation is
               authorized to issue shares of Preferred Stock from time to time in one or more series for such consideration as it may determine; to fix or alter the voting powers, designations, preferences and rights, including but not limited to dividend rights, dividend rate, conversion rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences, or any of them, as to wholly unissued series of shares of Preferred Stock; and to fix the number of shares constituting any such series and designation thereof, or any number of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of such series be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

               4. The amendment to the Certificate of Incorporation herein certified has been duly adopted in the manner and by the vote prescribed by
Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate be signed by its President and Chief Executive Officer and attested by its Secretary this [___] day of [__________], 1998.


                                               FRONTIER INSURANCE GROUP, INC.

                                                    By:
                                                        -----------------------
                                                          Harry W. Rhulen
                                                          President and Chief
                                                          Executive Officer

Attest:

By:
    -------------------------------
        Joseph P. Loughlin
        Secretary

                                        APPENDIX 1
                                        PROXY CARD


[FRONT OF PROXY CARD]

PROXY                           FRONTIER INSURANCE GROUP, INC

             THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints HARRY W. RHULEN and PETER H. FOLEY and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Frontier Insurance Group, Inc. on May 28, 1998, and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

     PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

[BACK OF PROXY CARD]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2), (3), (4), (5),
(6) and (7) LISTED BELOW TO COME BEFORE THE ANNUAL MEETING:


(1) To elect a Board of seven (7) directors.

----------------------------------------------------------------------------

  FOR the nominees listed below        WITHHOLD AUTHORITY to vote for all
  (except as marked to the contrary    seven (7) nominees listed below
  below) seven (7) nominees listed
  below
                 [  ]                              [ ]

Harry W. Rhulen, Peter L. Rhulen, Suzanne Rhulen Loughlin, Lawrence E. O'Brien, Douglas C. Moat, Alan Gerry, Paul B. Guenther.

To WITHHOLD AUTHORITY to vote for any individual nominee(s), print such nominee's name below:

(2) To adopt an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock from 50,000,000 shares to 150,000,000 shares.

-------------------------------------------------------------------------------
        [ ] FOR              [ ] AGAINST                         [ ] ABSTAIN

(3) To ratify the grant of a stock option, expiring December 31, 2001, to Walter
A. Rhulen, the then Chairman of the Board, President and Chief Executive Officer of the Company, since deceased, to purchase 250,000 shares of the Company's Common Stock at $40.00 per share.

        [ ] FOR               [ ] AGAINST                         [ ] ABSTAIN

(4) To ratify the grant of a stock option, expiring December 31, 2004, to Harry
W. Rhulen, the Chairman of the Board, President and Chief Executive Officer of the Company, to purchase a total of 900,000 shares of the Company's Common Stock, consisting of 100,000 shares at $33.00 at shares, 300,000 shares at $44.00 per share, and 500,000 shares at $55.00 per share.

        [ ] FOR               [ ] AGAINST                         [ ] ABSTAIN

(5) To ratify the grant of a stock option, expiring December 31, 2004, to Peter
H. Foley, an Executive Vice President of the Company, to purchase a total of 450,000 shares of the Company's Common Stock, consisting of 50,000 shares at $33.00 per share, 150,000 shares at $44.00 per share, and 250,000 shares at $55.00 per share.

        [ ] FOR               [ ] AGAINST                         [ ] ABSTAIN

(6) Upon any and all other business that may come before the Annual Meeting.

Check here if you plan to attend the Annual Meeting of Stockholders. [ ]

        THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED FOR THE MATTERS DESCRIBED IN PARAGRAPHS (1), (2), (3), (4), (5), (6) AND (7) UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS SPECIFIED.

SIGNATURE(S):                                       DATE                  1998
             --------------------------------------      ----------------
Note:  Executors, Administrators, Trustees, etc.
       should give full title.